Liberty Silver Corp. Announces the Closing of the Second Tranche of non-Brokered Private Placement

May 8, 2017 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) is pleased to announce the closing of the second tranche of the previously announced non-brokered private placement (“Private Placement”). The Company issued 1,578,912 common shares (each a “Share”) at a price of CAD$1.00 per Share for gross proceeds of CAD$ 1,578,912 in the second tranche of the Private Placement. The Private Placement financing was initially announced in the Company’s March 1, 2017 press release. The closing of the first tranche of the Private Placement pursuant to which the total of 1,515,000 Shares was issued at the price of CAD$1.00 per Share was announced in the Company’s press release dated March 27,2017. In the aggregate, the first and second tranches of the Private Placement comprise 3,093,912 Shares for gross proceeds of CAD$3,093,912.Proceeds of the Private Placement will be used for general working capital purposes.

In connection with the second tranche of the Private Placement, Bruce Reid, a director of the Company, was issued 207,912 Shares. This issuance of common shares to Mr. Reid is considered a “related party transaction” as such term is defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying on exemptions from the formal valuation and minority shareholder approval requirements provided under MI 61-101 on the basis that participation in the Private Placement by insiders does not exceed 25% of the fair market value of the Company’s market capitalization.

At the time of this press release, no securities of the Company are listed for trading on any stock exchange and there is currently no public market for the Company’s securities. There can be no assurance that an active market for securities of the Company can be developed or sustained. The stockholders of the Company are prohibited from transferring or selling their shares except in compliance with the applicable securities laws.

About Liberty Silver Corp.

Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Howard M. Crosby, Chief Executive Officer

(509) 526-3491

info@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations or assumptions with respect to, among other things, the ability of Liberty to preserve its interests in the Trinity Silver Project which is dependent on the completion of a feasibility study, the Company’s present and future financial condition, the Company’s ability to secure financing, the Company’s ability to secure a public market for its securities, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the status of the Trinity Silver Project earn-in agreement and the ability to renegotiate the obligation to complete a feasibility study. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: the inability of Liberty to complete a feasibility study pursuant to the terms of the Trinity Silver Project earn-in agreement; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing; the inability of the Company to secure a public market for its securities and whether an active public market can be developed or sustained; development of changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.